China Yida Holding, Co. Announces $14,000,000 Financing

Financing will be used for business growth and expansion of operations

Fuzhou, China, China Yida Holding, Co. (OTC Bulletin Board: CYID) ("China Yida", "the Company"), a leading business management firm of mass media stations and tourist destinations in the People's Republic of China ("PRC"), today announced that on March 7, 2008 it closed a private placement of 13,333,334 shares of the Company's common stock with certain accredited investors at a price of $1.05 per share for aggregate gross proceeds of $14 million.  In connection therewith, the Company issued warrants to purchase up to 6,666,667 shares of its common stock, at an exercise price of $1.25 per share and an expiration date of September 6, 2011.  The proceeds will be used to expand the TV station and improve the current tourist destination currently under the Company’s management.

"We are extremely pleased to announce the closing of this financing which marks an important milestone for China Yida as it allows us to significantly accelerate the growth of our business," commented Mr. Minhua Chen, China Yida's Chairman and Chief Executive Officer.

The shares and warrants have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Company has agreed to file a registration statement with the United States Securities and Exchange Commission covering the shares of common stock and the shares underlying the warrants sold in the offering no later than sixty (60) days after the closing, and use its best efforts to have the registration statement declared effective as soon as practicable thereafter, but in no event later than one hundred and fifty (150) days after the closing.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About China Yida:
China Yida Holding, Co., through its wholly-owned subsidiaries is engaged in professional management services in mass media and tourist destination businesses in the PRC. Since its inception, the Company has been engaged in the management services for one provincial TV station in Fujian Province and the Great Golden Lake Park, which is one of twelve tourist destinations that have obtained World Geopark title in the PRC.

Safe Harbor Statement
This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company's ability to raise additional capital to finance the Company's activities; the effectiveness, profitability, and the marketability of its products; the Company's ability to successfully expand its production capacity, the period of time for which its current liquidity will enable the Company to fund its operations; the Company's ability to protect its proprietary information; general economic and business conditions; the volatility of the Company's operating results and financial condition; the Company's ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, they cannot assure you that their expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

For more information, please contact:
Eric Stein
(732) 409-1212
estein@anslowlaw.com

SOURCE  China Yida Holding, Co.